Exhibit 10.1

INTERNATIONAL WIRE GROUP, INC.

12 Masonic Avenue

Camden, NY 13316

December 19, 2008

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),

as Agent for and on behalf of the

Lenders referred to below

150 South Wacker Drive, Suite 2200

Chicago, Illinois 60606

Re: Consent to Dividends and Capital Stock Repurchases

Ladies and Gentlemen:

Wachovia Capital Finance Corporation (Central), successor by merger to Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have previously entered into financing arrangements pursuant to which Agent and Lenders have made and provided, and may hereafter make and provide, loans and advances other financial accommodations to Omega Wire, Inc. (successor by merger with Camden Wire Co., Inc., International Wire Rome Operations, Inc. and OWI Corporation), a Delaware corporation (“Omega”), IWG Resources, LLC, a Nevada limited liability company (“Resources”), Wire Technologies, Inc., an Indiana corporation (“Wire Technologies”), IWG High Performance Conductors, Inc., a New York corporation (“High Performance”), International Wire Group, Inc., a Delaware corporation (“Parent”), IWG Wire Wynd Corporation, a Delaware corporation (“Wire Wynd”), IWG Montgomery Wire Corporation, a Delaware corporation (“Montgomery”), and IWG Global Wire, Inc., a Delaware corporation (“Global Wire”; and together with Omega, Resources, Wire Technologies, High Performance, Parent, Wire Wynd and Montgomery, each a “Borrower” and collectively, “Borrowers”), as set forth in the Loan and Security Agreement, dated October 20, 2004, by and among Borrowers, Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement dated as of March 31, 2006, Amendment No. 2 to Loan and Security Agreement dated as of June 28, 2006, Amendment No. 3 to Loan and Security Agreement dated as of August 22, 2006, and by Amendment No. 4 to Loan and Security Agreement dated as of October 26, 2007 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Financing Agreements (as defined in the Loan Agreement). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrowers have requested that Required Lenders consent to certain dividends (including dividend equivalent payments to Option Holders (as defined below)) by Parent and/or Capital

Stock repurchases by Parent; and Agent and Required Lenders are willing to consent to the foregoing, on and subject to the terms and conditions contained in this letter agreement (this “Agreement”).

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Consent to Dividend and Stock Repurchases. Borrowers have advised Agent that (a) Parent proposes, from time to time after the effective date of this Agreement (the “Consent Effective Date”), to (i) pay its stockholders dividends, (ii) pay dividend equivalent payments to Persons holding options (“Option Holders”) under the International Wire Group, Inc. 2006 Management Stock Option Plan (as amended and restated effective April 25, 2008 and as the same may be hereafter further amended, amended and restated or replaced) and/or the International Wire Group, Inc. 2006 Stock Option Plan For Nonemployee Directors (as amended and restated effective April 25, 2008 and as the same may be hereafter further amended, amended and restated or replaced) and/or under any other similar Capital Stock option plan that may hereafter be adopted by Parent, whether or not such options have vested (each such transaction described in clauses (a)(i) and (a)(ii) being herein referred to as a “Dividend”), and/or (iii) repurchase issued and outstanding shares of its Capital Stock from one or more holders of such shares of its Capital Stock (each such transaction, a “Stock Repurchase”, and the shares of its Capital Stock so repurchased being collectively referred to as the “Repurchased Shares”), and (b) Borrowers propose that Parent shall consummate such Dividend and/or Stock Repurchase utilizing dividends and distributions made by Borrowers (other than Parent) to Parent, intercompany loans, the proceeds of Revolving Loans and/or other methods not prohibited by the Loan Agreement. The Dividends and Stock Repurchases are prohibited by Section 9.11 of the Loan Agreement (the “Applicable Section”). At the request of Borrowers, Agent (based upon the written authorization of Required Lenders) hereby waives the application of the Applicable Section and any other provision of the Loan Agreement and the other Financing Agreements that would otherwise prohibit, and hereby expressly consents on behalf of Required Lenders, to Parent’s payment of Dividends and/or the consummation of Stock Repurchases; provided, however, that:

(A) the sum of (x) the aggregate amount of all Dividends paid to holders of Parent’s Capital Stock and to Option Holders and (y) the aggregate consideration paid by Parent for all Repurchased Shares shall not exceed $20,000,000 in the aggregate from and after the Consent Effective Date;

(B) at the time any Dividend is declared or any Stock Repurchase is made and after giving effect to such declaration or such repurchase, as applicable, (1) Borrowers shall have Excess Availability of not less than $30,000,000, and (2) no Default or Event of Default shall have occurred and be continuing; and

(C) Borrowers shall deliver to Agent prior written notice of any proposed Dividend declaration (which notice shall include the declaration date, the total amount of Dividend to be declared and the Dividend payment date), and on the declaration date set forth in such notice, Agent shall establish a Reserve in the amount of the Dividend then declared, which Reserve shall

2

be released by Agent at such time as such Dividend is paid by Parent (subject to the terms of this Section 1).

2.         Conditions Precedent. This Agreement shall be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

(a)       Agent shall have received an original of this Agreement and the Consent Fee Letter referred to below (or executed copy hereof or thereof delivered by facsimile or “pdf” email transmission), each duly authorized, executed and delivered by Borrowers; and

(b)       The Required Lenders shall have delivered written authorization to Agent to execute and deliver this Agreement.

3.         Consent Fee. In consideration of the consent provided herein, Borrowers shall pay to Agent, for the account of Lenders, the consent fee provided for in that certain Consent Fee Letter executed among Borrowers and Agent of even date herewith (the “Consent Fee Letter”).

4.         Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

5.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.         Counterparts. This Agreement may be executed in any number of counterparts, all of which counterparts shall together constitute one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

7.         Inconsistencies; Effect. To the extent that any provision of the Loan Agreement or any Financing Agreement is inconsistent with the provisions of this Agreement, such other provision shall be deemed to be amended in order that it is made consistent with the provisions of this Agreement. Except as expressly agreed herein, (a) the Loan Agreement and all of the other Financing Agreements and all covenants, representations and warranties contained therein, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms, and (b) nothing contained herein shall be deemed a waiver, consent, amendment, modification, or supplement under or with respect to the Loan Agreement and the other Financing Agreements.

8.         Notices. Borrowers hereby notify Agent in accordance with Section 13.3 of the Loan Agreement that, from and after the date hereof, the notice address of the Administrative Borrower Representative or any Borrower or Guarantor for purposes of the Loan Agreement and the other Financing Agreements shall be the following:

International Wire Group, Inc.

12 Masonic Avenue

Camden, NY 13316

3

Attention: Chief Financial Officer

Telephone No.: 315-245-3800

Telecopy No.: 315-245-3124

with a courtesy (and not obligatory) copy to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201-6950

Attn: Kelly M. Dybala

Telephone No.: (214) 746-7700

Telecopy No.: (214) 746-7777

[SIGNATURE PAGES FOLLOW]

4

Very truly yours,

By:	/s/ Rodney D. Kent
Name:	Rodney D. Kent
Title:	CEO

OMEGA WIRE, INC.

IWG RESOURCES, LLC

WIRE TECHNOLOGIES, INC.

IWG HIGH PERFORMANCE CONDUCTORS, INC.

IWG WIRE WYND CORPORATION

IWG MONTGOMERY WIRE CORPORATION

IWG GLOBAL WIRE, INC.

By:	/s/ Rodney D. Kent
Name:	Rodney D. Kent
Title:	CEO	of each

AGREED:

WACHOVIA CAPITAL FINANCE CORPORATION

(CENTRAL), as Agent, on behalf of Required Lenders

By:	/s/ Barry Felker

Title:	Vice President

Consent Signature Page (IWG)